UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 25, 2021

Date of Report (Date of earliest event reported)

Sipup Corp

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-185408	99-0382107
(Commission File Number)	(IRS Employer Identification No.)

3 Kiryat Hamada, 3rd floor, Jerusalem, Israel

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305)-999-5232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement

On April 25, 2021, Sipup Corp (the “Company”), entered into Stock Exchange Agreement (the “Stock Exchange Agreement”) with VeganNation Services, Ltd., a company formed under the laws of the State of Israel (“VeganNation”) and the shareholders of VeganNation. Pursuant to the Stock Exchange Agreement and subject to the satisfaction or waiver of the conditions therein, the Company will acquire all of the issued and outstanding capital of VeganNation whereupon VeganNation will become a wholly owned subsidiary of the Company. VeganNation is, a leading global plant-based company building an all-encompassing conscious consumer ecosystem, connecting and empowering plant-based and sustainable businesses and individuals. Management of the Company believes that the growth of sustainable and plant-based consumer goods presents a unique opportunity to participate in the fastest growing lifestyle globally. If the transactions contemplated under the Stock Exchange Agreement are consummated, at the closing, the Company will issue to VeganNation stockholders, in exchange for all of the issued and outstanding shares of VeganNation, such number of the Company’s common stock as shall equal, following such issuance, approximately 50% of the Company’s issued and outstanding common stock. The Company’s Chief Executive Officer, Isaac Thomas, is a shareholder of VeganNation.

The Stock Exchange Agreement contains customary representations, warranties and covenants of each of the parties. The consummation of the agreement is subject to various closing conditions. Either the Company or VeganNation may terminate the Stock Exchange Stock Exchange Agreement if the Closing does not occur before September 30, 2021.

The above description of the Stock Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Exchange Agreement itself, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The inclusion of the Stock Exchange Agreement with this report is not intended to provide investors with factual information other than the fact of the terms and conditions of the Stock Exchange Agreement. The representations and warranties included in the Stock Exchange Agreement were made by the parties for the purposes of allocating contractual risk among them and not as a means of establishing facts (and as such are subject to different standards of materiality and are qualified by a confidential disclosure letter). Only the parties to the agreement and specified have a right to enforce the Stock Exchange Agreement or rely on the representations it contains.

Item 8.01 Other Events

On December 28, 2020, the Company disclosed on a current report on Form 8-K that VeganNation previously entered into a non-binding Letter of Intent (the “LOI”) to acquire a vegan industry company located in the United States (the “Target”). VeganNation had assigned the LOI to the Company.

The Company and Target have terminated all discussions relating to the acquisition of the Target.

Item 9.01  Financial Statement and Exhibits

(d) Exhibits.  The following exhibits are being filed herewith:

No.	Description
2.1	Stock Exchange Agreement, dated as of April 25, 2021 among Sipup Corp, with VeganNation Services, Ltd., and the shareholders of VeganNation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 26, 2021

Sipup Corp

By:	/s/ Isaac Thomas
Isaac Thomas Chief Executive Officer

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